Exhibit 99.3

AMERI HOLDINGS ADJOURNS SPECIAL STOCKHOLDER MEETING TO DECEMBER 29th

ATLANTA, GA - (December 23, 2020) – AMERI Holdings, Inc. (NASDAQ: AMRH) (“Ameri”, the “Company”), announced the adjournment of the Special Meeting of Shareholders that was scheduled to be held today to December 29, 2020 at 9:00 am EST.

Valid proxies that have already been submitted will continue to be valid for purposes of the Special Meeting rescheduled to be held on December 29, 2020. Stockholders who have not yet voted are encouraged to do so. Stockholders that own their shares in “street name” through a stock brokerage account or through a bank or nominee should consult the broker, bank or nominee about its procedures to vote the shares.

If Ameri stockholders approve the relevant proposals at the rescheduled Special Meeting, Ameri and Jay Pharma will target to complete the previously announced proposed tender offer (the “Offer”), whereby Ameri will purchase all of the outstanding common shares of Jay Pharma Inc. (“Jay Pharma”) in exchange for shares of Ameri common stock, or if applicable, shares of Ameri preferred stock, at the exchange ratio set forth in the Tender Offer Support Agreement and Termination of Amalgamation Agreement dated August 12, 2020, among Ameri, Jay Pharma and certain other signatories thereto (the “Tender Agreement”), and Jay Pharma will become a wholly-owned subsidiary of Ameri, on the terms and conditions set forth in the Tender Agreement, and the previously announced spin-off of the IT services business of Ameri prior to the end of this calendar year, subject to Nasdaq approval of the listing of the shares of the post-Offer entity and satisfaction or waiver of other closing conditions set forth in the Tender Agreement.

As soon as practicable following the announcement of the adjournment of the Special Meeting and prior to the rescheduled Special Meeting, Ameri intends to file a Current Report on Form 8-K with the SEC unaudited consolidated financial statements of Jay Pharma as of and for the nine months ended September 30, 2020, and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019, and for the nine months ended September 30, 2020, and unaudited pro forma balance sheet data for the nine months ended September 30, 2020, giving effect to the proposed Offer and spin-off, and which, once filed, will be available on the SEC’s website at http://www.sec.gov.

Upon completion of the spin-off and the Offer, subject to approval by Ameri stockholders of the relevant proposals at the rescheduled Special Meeting, Ameri will change its name to Enveric Biosciences, Inc. and change its trading symbol on The NASDAQ Stock Market to “ENVB”.

About Ameri100

Ameri is a specialized SAP® cloud, digital and enterprise solutions company that provides SAP® services to customers worldwide. Headquartered in Suwanee, Georgia, Ameri has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, Ameri delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com

About Jay Pharma

Jay Pharma is a patient-centric biotechnology company focused on developing new-generation, naturally occurring chemical compounds, such as cannabinoids, to provide supportive care for targeted, unmet medical needs, both extending and enhancing patient quality of life. As a focused support care company, Jay Pharma leverages innovative clinical developments derived from cannabinoids and taps into its global network of scientists and oncology physicians. Additionally, Jay Pharma has licensed the exclusive global rights to a robust dataset and proprietary treatment database of naturally occurring cannabinoid derivatives as therapies for unmet medical needs in supportive care. Jay Pharma has a number of shots on goal in supportive care indications for cancer treatment side effects, initially focused on radiodermatitis and chemotherapy-induced peripheral neuropathy.

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IMportant Information For Investors and STOCKholders

In connection with the proposed transaction, Ameri has filed with the SEC a registration statement on Form S-4 that includes a proxy statement of Ameri that also constitutes a prospectus of Ameri. The registration statement was declared effective by the SEC on November 12, 2020, and the proxy statement of Ameri and prospectus was mailed to stockholders of Ameri on or about November 20, 2020. Ameri may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy/prospectus and other relevant documents filed by Ameri with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Ameri with the SEC are available free of charge on Ameri’s website at www.ameri100.com or by contacting Ameri Investor Relations.

Ameri and its directors and executive officers may be deemed to have been participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction was included in the definitive proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Ameri is included in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 2, 2020, as amended on April 30, 2020 and August 12, 2020. Investors should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Ameri using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. More particularly and without limitation, this news release contains forward-looking statements and information concerning the spin-off, Offer and other transactions contemplated in the Tender Agreement. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the Amalgamation will be consummated or that the parties other plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific that contribute to the possibility that the predictions, estimates, forecasts, projections and other forward-looking statements will not occur. Risks and uncertainties related to the Offer that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, without limitation, risks relating to the completion of the Offer, including the satisfaction of closing conditions, including Nasdaq approval; the cash balances of Ameri following the completion of the Offer; and the ability of Ameri to remain listed on the Nasdaq Capital Market.

The forward-looking statements contained in this press release are made as of the date of this press release. Except as required by law, Ameri disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Ameri undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

Corporate Contact:

Barry Kostiner, Chief Financial Officer

IR@ameri100.com

Ameri Holdings Investor Relations Contact:

Sanjay M. Hurry

LHA Investor Relations

(212) 838-3777

IR@ameri100.com

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